UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 29, 2016

TEARLAB CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51030	59-343-4771
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9980 Huennekens St., Ste 100

San Diego, CA 92121

(Address of principal executive offices, including zip code)

(858) 455-6006

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On February 1, 2016, TearLab Corporation (“TearLab” or the “Company”) issued a press release announcing preliminary estimates that total revenue will be approximately $6.8 million, reflecting an increase of approximately 28% from the fourth quarter of 2014. In addition, TearLab estimates that a net total of 258 TearLab Osomarlity® Systems were added in the fourth quarter of 2015, of which 200 were under the Company’s new Flex program and 66 were purchased outside of the United States.

The following table sets out the estimated annualized revenue per U.S. device and account analysis for the fourth quarter ended December 31, 2015:

	Active	Active	Annualized Revenues	Annualized Revenues
Program	Devices	Accounts	Per Device	Per Account
Purchased	277	231	$1,780	$2,134
Use	391	390	$7,408	$7,427
Masters	1,708	234	$4,330	$31,605
Flex	1,550	700	$8,409	$18,621
Total:	3,926	1,555

For the full year 2015, the Company anticipates total revenues to be approximately $25.2 million, representing total year-over-year revenue growth of approximately 28%. In addition, the Company estimates its available cash balance at December 31, 2015 to be $13.8 million.

The text of the press release is included as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On February 1, 2016, TearLab issued a press release announcing that on January 29, 2016, TearLab decided, based on a strategic review of its business, to initiate a divestiture or orderly wind down of its majority owned OcuHub, LLC (“OcuHub”) subsidiary.

While TearLab continues to explore a possible sale of OcuHub, if a divestiture transaction does not materialize, the wind down of the OcuHub operations is expected to be completed by the end of March 2016. In addition, in the event of a wind down of the OcuHub business, TearLab expects to record an estimated pre-tax restructuring charge of approximately $0.6 million for expenses related to winding down the business in the first quarter of 2016. Substantially all of the charges are expected to be paid in cash and relate to payment of contractual obligations and severance. TearLab expects to see a favorable impact of $3.5 million on its operating expenses on a full year basis after excluding the impairment charge discussed below, potential shutdown cost of OcuHub and related first quarter 2016 operating expenses for OcuHub.

The text of the press release is included as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 2.06 Material Impairments.

The information required to be disclosed in this Item 2.06 is included in Item 2.05 above and incorporated herein by reference. In connection with the preparation of its financial statements for the fourth quarter and full year ended December 31, 2015, TearLab concluded that it would be required under United States generally accepted accounting principles to incur an impairment charge for the fourth quarter of 2015 related to OcuHub of approximately $1.4 million related to the impairment of intangibles and fixed assets.

Item 7.01 Regulation FD Disclosure

On February 1, 2016, TearLab issued a press release announcing its intention to offer, subject to market and other conditions, shares of its common stock in an underwritten public offering. The text of the press release is included as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference. Additionally, TearLab’s disclosure contained in Item 2.02 above is incorporated herein by reference.

The information in this item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act or the Exchange Act, except to the extent, if any, expressly set forth by specific reference in such filing.

Forward-Looking Statements

In order to provide TearLab’s investors with an understanding of our current intentions and future prospects, this release may contain statements that are forward-looking. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible” and similar expressions are intended to identify forward-looking statements. Forward-looking statements contained in this Current Report on Form 8-K include, among others, statements relating to TearLab’s current, preliminary estimates of total revenue and booked systems orders for the fourth quarter of 2015, statements concerning the expected timing of a sale or divestiture of Ocuhub, expected restructuring costs and charges, and the favorable impact on operating expenses.

Forward-looking statements involve risks and uncertainties related to our business and the general economic environment, many beyond our control. These risks, uncertainties and other factors could cause our actual results to differ materially from those projected in forward-looking statements, including market risk and the risks we identify in reports filed with the SEC.

Although we believe that the forward-looking statements contained herein are reasonable, we can give no assurance that our expectations are correct. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. For a detailed description of our risks and uncertainties, you are encouraged to review the official corporate documents filed with the SEC. TearLab does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof except as required by law.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

99.1	Press release, dated February 1, 2016, announcing 4th quarter 2015 preliminary financial results and corporate update.

99.2	Press release, dated February 1, 2016, announcing launch of public offering of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEARLAB CORPORATION

By:	/s/ Wes Brazell
Wes Brazell Chief Financial Officer

Date: February 1, 2016